Exhibit (a)(6)


        Form of Amendment No. 1 to Offer to Purchase dated May 8, 2001.

                               Amendment No. 1 to
                          Offer to Purchase for Cash by
                    Maxus Real Property Investors-Four, L.P.
                                 of up to 2,025
                            Limited Partnership Units
                   of Maxus Real Property Investors-Four, L.P.
                                at $300 per Unit[FN1]

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON TUESDAY, JUNE 5, 2001, UNLESS THE OFFER IS EXTENDED.

   As an amendment to the terms of the Offer to Purchase filed by Maxus Real Property Investors-Four, L.P. (the "Partnership"), dated April 20, 2001 (the "Offer to Purchase"), please be aware of the following changes to our offer (the "Offer").

   Notwithstanding the terms of the Offer to Purchase:

   o There will be no subsequent offering period after the expiration date of the Offer (including any extensions of the expiration date);

   o The Partnership may not withdraw the Offer in the event that any significant change in the general level of market prices of equity securities or securities convertible into or exchangeable for equity securities in the United States or abroad occurs.

   o The Partnership will assert or waive any and all conditions to the Offer on or before the expiration date of the Offer (including any extensions of the expiration date).

   You should read this Amendment No. 1 along with the Offer to Purchase carefully (including the Risk Factors set forth in the Offer to Purchase) before deciding whether to tender your limited partnership units.

   Questions and requests for assistance or for additional copies of this Amendment No. 1 or the Offer to Purchase, the Letter of Transmittal or any other documents relating to the Offer may be directed to Keith Madsen at (816) 303-4500.

   THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        The date of this Amendment No.1 to Offer to Purchase is May 8, 2001.

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   [FN1]  A $75  transfer  fee  per  transaction  charged  by the  Partnership's independent transfer agent will reduce the aggregate payment received by limited partners.